EXERCISE OF OPTION

TO: ;                   Secretary of American Housing Income Trust, Inc.
                            Issuer Direct, LLC

          The undersigned, as the single member of Performance Realty Management, LLC, an Arizona limited liability company and Manager of American Realty Partners, LLC, an Arizona limited liability company and wholly-owned subsidiary of American Housing Income Trust, Inc., a Maryland corporation (the "Company") hereby exercises its option for the issuance of 1,000,000 shares of common stock in the Company pursuant to Section 3.10 of the First Amendment to Operating Agreement of American Realty Partners, LLC.

Dated: September 18, 2015

/s/ Sean Zarinegar
Performance Realty Management, LLC
By: Sean Zarinegar
Its: Member/Manager